Exhibit 99.1

Spirit Realty Capital Confidentially Submits Form 10 Registration

Statement in Connection with Planned Spin-off

DALLAS, Texas, November 20, 2017 — Spirit Realty Capital, Inc. (NYSE: SRC) (“Spirit” or the “Company”) announced today that it has confidentially submitted with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form 10 on behalf of Spirit MTA REIT (“SMTA”) in connection with the previously announced spin-off of certain assets of the Company into SMTA and the subsequent distribution of SMTA’s common shares of beneficial interest to the Company’s common stockholders.

Prior to the distribution, SMTA will hold, directly or indirectly, the assets that collateralize Master Trust 2014 (part of Spirit’s asset-backed securitization program), almost all the properties that Spirit leases to Shopko Retail Shops Holding Corp. (“Shopko”) and certain of its affiliates, as well as certain other assets. The spin-off is currently anticipated to be completed in the first half of 2018. The spin-off is subject to certain conditions, including declaration by the SEC that SMTA’s registration statement on Form 10 is effective, customary third-party consents and final approval and declaration of the distribution by Spirit’s board of directors. Spirit may, at any time and for any reason until the proposed spin-off is complete, abandon the spin-off or modify or change its terms, including the assets contributed to SMTA.

About Spirit Realty Capital

Spirit Realty Capital, Inc. (NYSE: SRC) is a premier net-lease real estate investment trust (REIT) that primarily invests in high-quality, operationally essential real estate, subject to long-term, net leases. Over the past decade, Spirit has become an industry leader and owner of income-producing, strategically located retail, industrial and office properties providing superior risk adjusted returns and steady dividend growth for our shareholders.

As of September 30, 2017, our diversified portfolio was comprised of 2,511 properties, including properties securing mortgage loans made by the Company. Our properties, with an aggregate gross leasable area of approximately 49.7 million square feet, are leased to approximately 421 tenants across 49 states and 30 industries.

Forward-looking and Cautionary Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements can be identified by the use of words such as “expect,” “plan,” “will,” “estimate,” “project,” “intend,” “believe,” “guidance,” and other similar expressions that do not relate to historical matters. These forward-looking statements are subject to known and unknown risks and uncertainties that can cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, Spirit’s continued ability to source new investments, risks associated with using debt to fund Spirit’s business activities (including refinancing and interest rate risks, changes in interest rates and/or credit spreads, changes in the price of our common stock, and conditions of the equity and debt capital markets, generally), unknown liabilities acquired in connection with acquired properties or interests in real-estate related entities, general risks affecting the real estate industry and local real estate markets (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition and operating performance, and competition from other developers, owners and operators of real estate), the financial performance of our retail tenants and the demand for retail space, particularly with respect to challenges being experienced by general merchandise retailers, potential fluctuations in the consumer price index, risks associated with our failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended, risks and uncertainties related to the completion and timing of Spirit’s proposed spin-off of assets that collateralize Master Trust 2014, almost all the properties that Spirit leases to Shopko and certain of its affiliates, as well as certain other assets, and the impact of the spin-off on Spirit’s business, and other additional risks discussed in Spirit’s most recent filings with the SEC, including its Annual Report on Form 10-K. Spirit expressly disclaims any responsibility to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

(972) 476-1403

InvestorRelations@spiritrealty.com